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                                                                    EXHIBIT 10.1

                                ESCROW AGREEMENT


         This Escrow Agreement (this "Agreement") is entered into as of November 15, 1994, by and among DSC Communications Corporation, a Delaware corporation ("DSC"), NKT Holding A/S, a corporation organized and existing under the laws of the Kingdom of Denmark ("Seller"), and Den Danske Bank (the "Escrow Agent").

                                    RECITALS

         A. DSC and NKT Elektronik A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company"), and Seller have entered into that certain Stock Purchase Agreement dated October 20, 1994 (the "Purchase Agreement"), a copy of which has been delivered to the Escrow Agent, pursuant to which, among other things, (a) DSC shall acquire all of the outstanding capital stock of the Company from Seller in exchange for US$145,000,000.00 less the amount of any adjustment provided in Section 1.04 of the Purchase Agreement (the "Purchase Price"), (b) Seller has made certain agreements, covenants, representations, and warranties to DSC, and (c) Seller, has agreed to indemnify, defend, and hold harmless DSC, its respective affiliates and the directors, officers and employees (collectively, the "Indemnified Parties") from and against certain "Indemnified Costs" as specified in the Purchase Agreement.

         B. Pursuant to the terms of the Purchase Agreement, the parties hereto have agreed to enter into this Agreement.

         C. DSC and Seller desire to appoint the Escrow Agent to act as such pursuant to the terms and conditions set forth herein and the Escrow Agent desires to accept such appointment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ESCROW AGENT
                                   ARTICLE I

         1.1 Appointment. The Escrow Agent is hereby appointed depositary and escrow agent for the Indemnified Parties and Seller with respect to the Escrow Fund (as hereinafter defined).

         1.2 The Escrow Fund. Seller hereby directs DSC to deposit with the Escrow Agent on the Closing Date (as defined in the Purchase Agreement), the amount equal to seven percent (7%) of the Purchase Price (the "Escrow Amount"). Any interest paid on the investments contemplated by Section 5.1 hereof are hereinafter referred to as the "Earned Proceeds." Seller hereby directs that the Escrow Amount and the Earned Proceeds be held and disposed of by the Escrow Agent as herein provided. The Escrow Amount and the Earned Proceeds shall constitute the Escrow Fund hereunder (the "Escrow Fund"), which shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement.
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         1.3     Binding Obligations.  Except for this Agreement, the Escrow
Agent is not a party to, nor is it bound by nor need it give any consideration to the terms or provisions of, any agreement among the Indemnified Parties and Seller. The only duties and responsibilities of the Escrow Agent hereunder shall be to hold the Escrow Fund as Escrow Agent according to the terms and provisions of this Agreement and to dispose of and deliver the Escrow Fund as provided in this Agreement.

         1.4 Acts of Escrow Agent. The Escrow Agent may in good faith act or refrain from acting hereunder with respect to any matter referred to herein in full reliance upon and by and with the advice of counsel selected by the Escrow Agent and shall be fully protected in so acting or in refraining from so acting upon the advice of such counsel. The Escrow Agent may rely upon any documents that may be submitted to it in connection with its duties hereunder and that it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. DSC and Seller jointly and severally agree to indemnify the Escrow Agent against any expenses (including reasonable attorneys' fees) or liabilities incurred by the Escrow Agent as a result of acts taken or omitted in good faith by the Escrow Agent pursuant to the terms and conditions hereof. DSC and the Seller will provide the Escrow Agent with documentation covering authorised signatures.

         1.5 Disputes. In the event a dispute arises from conflicting demands by the Indemnitees and Seller being made upon the Escrow Fund or any property held by the Escrow Agent hereunder, the Escrow Agent shall have, in addition to all other remedies which it may have at law or in equity, the right to refuse to comply with any such demand without liability for such refusal, until the matter in dispute has been settled by agreement of the parties or settled or resolved in the manner described in Section 4.3 hereof and it has received evidence thereof satisfactory to it. In the event a dispute among the parties hereto cannot be resolved by agreement among them, the Escrow Agent may institute a proceeding or an interpleader action with respect to the amount of the Escrow Fund in dispute.

         1.6 Litigation. The Escrow Agent shall not be required to institute legal proceedings of any kind. In the event proceedings are instituted by the Indemnified Parties against Seller or by Seller against the Indemnitees that (a) require additional duties of the Escrow Agent, (b) require court or other appearances by or on behalf of the Escrow Agent, or (c) require the Escrow Agent to incur expenses or make disbursements in the resolution of contested claims against the Escrow Fund, then the Escrow Agent shall be entitled to reimbursement for any reasonable expenses or disbursements, and such reimbursements shall include but not be limited to the reasonable cost of legal services if the Escrow Agent deems it necessary to retain an attorney. The party to this Agreement who is not successful after final resolution of such dispute shall reimburse the Escrow Agent for the expenses and disbursements described in this Section 1.6, or those incurred by the Escrow Agent in connection with any interpleader action described in Section 1.5 hereof, or those fees, expenses, or liabilities for which the Escrow Agent is entitled to Indemnification under Section 1.4 above which arise solely as a result of such dispute.





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         1.7     Fees.  The fees of the Escrow Agent shall be comprised of (a)
a one time acceptance fee of $ 5,000 and (b) an annual fee of $ 1,000 for each full year during which the Escrow Agent holds the Escrow Fund or any part thereof hereunder. Such fees shall be paid by DSC; provided, however, that any fees charged by the Escrow Agent as transaction fees with respect to investment of the cash in the Escrow Fund at the direction of the Seller as provided in
Section 5.1(b) hereof shall be paid by Seller. Notwithstanding the foregoing (but subject to the proviso in the immediately preceding sentence), DSC and Seller shall be jointly and severally liable to the Escrow Agent for any fees or expenses of the Escrow Agent (including, without limitation, reasonable attorneys' fees and court costs) required to be paid, reimbursed, or indemnified hereunder that either the Indemnified Parties or Seller are required to, but do not, pay.

                                   ARTICLE II
                           DELIVERY OF ESCROW AMOUNT

         The Escrow Agent hereby acknowledges that it will receive the Escrow Amount and Earned Proceeds from DSC and that it will provide to Seller written notification of receipt of the Escrow Amount and Earned Proceeds on the date of receipt. The Escrow Agent further acknowledges its acceptance of the authorization herein conferred and agrees to carry out and perform its duties contained herein pursuant to the provisions of this Agreement.

                                  ARTICLE III
                             RELEASE OF ESCROW FUND

         3.1 Release of Escrow Amount. On the first anniversary of the Closing Date (the "Release Date"), Seller shall be entitled to receive from the Escrow Fund the amount equal to the Escrow Fund then held in escrow less the aggregate amount of all Pending Claim Amounts (as defined herein).

         3.2 Procedure for Release. On or after the day that is 16 business days prior to the Release Date, the Seller shall submit to DSC and the Escrow Agent a proposed letter of instruction (the "Release Instruction") addressed to the Escrow Agent. The Release Instruction shall set forth the amount of the Escrow Fund then held in escrow that Seller believes that Seller is entitled to receive under Section 3.1 hereof, together with the calculations by which such amounts were determined. If DSC executes the Release Instruction by written notice to Seller and the Escrow Agent actually received on or before the 14th business day following delivery to DSC of the Release Instruction, the amounts stated in the Release Instruction shall promptly be delivered and released by the Escrow Agent to Seller on the date that is the later of (a) the Release Date, or (b) the date on which DSC executes the Release Instruction.

         3.3 Objection. If DSC believes the calculations or amounts contained in the Release Instruction are incorrect, it may object to the Release Instruction by delivering written notice to Seller and the Escrow Agent by written notice to Seller and the Escrow Agent actually received on or before the 14th business day following the date on which the Release Instruction is delivered to DSC, which notice shall set forth the amount of the Escrow Fund, if any, to which DSC





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believes Seller is entitled, which amount shall thereupon be promptly delivered and released by the Escrow Agent to Seller. In the event DSC makes an objection to the Release Instruction as provided herein, the difference between the amount of the Escrow Fund to which Seller believes that Seller is entitled and the amount of the Escrow Fund to which DSC believes Seller is entitled shall continue to be held in escrow until such dispute is resolved by a written agreement among them or pursuant to Article IV hereof, and in either such case, the amount provided in such written agreement or decision from a proceeding to be paid to Seller shall be promptly paid to Seller by the Escrow Agent following submission of such agreement or decision from a proceeding to the Escrow Agent.

         3.4 Access to Information. The Escrow Agent shall, upon request by the Indemnified Parties or Seller, make available to the requesting party access to any books and records or other information in its possession concerning the Escrow Fund.

         3.5 Form of Release. The release of the Escrow Fund as provided in the foregoing sections of this Article III shall be made by delivery of such amounts to Seller. From and after such delivery, the Escrow Agent shall be discharged from any further liability or responsibility for such amounts.

                                   ARTICLE IV
                           CLAIMS AGAINST ESCROW FUND

         4.1 Claim Procedures. Any claim by the Indemnified Parties for Indemnified costs ("Claim") shall be subject to the procedural requirements set forth in Article VI of the Purchase Agreement. On or prior to the Release Date, DSC shall concurrently deliver to the Escrow Agent a copy of any notice to Seller regarding any Claim (a "Claim Notice") provided, however, that the failure of DSC to so promptly notify the Escrow Agent shall not prevent any Indemnified Party from being indemnified or reimbursed for any Indemnified costs arising out of any such Claim except to the extent that the failure to so promptly notify materially damages Seller. Each Claim Notice shall describe in reasonable detail the basis of the Claim and shall indicate the estimated amount of the Indemnified costs that have been or which may be suffered by DSC or any other Indemnified Party, which estimate may be revised from time to time (a "Pending Claim Amount"). The Escrow Agent shall disregard any Claim Notice not actually received on or prior to the Release Date.

         4.2     Determination of Claims.

         The "Determination" of a Claim shall be made as follows:

                 (a) Seller shall have a period of 10 days from the receipt of any Claim Notice to dispute in whole or in part any Claim made in the aforesaid Claim Notice in accordance with the Purchase Agreement by delivering to DSC and the Escrow Agent within such 10 day period a written notice (the "Dispute Notice") describing in reasonable detail the basis for the objection.





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                 (b)      (i)     If the Claim Notice does not involve a third
                                  party action (as defined in the Purchase
                                  Agreement) then:

                                  (A)      if Seller does not dispute in whole
                                           or in part any Claim within the time
                                           herein provided, such Claim or the
                                           portion thereof which is not
                                           disputed shall be deemed to have
                                           resulted in a Determination in favor
                                           of the applicable Indemnified Party
                                           and Seller will be entitled to be
                                           paid an amount out of the Escrow
                                           Fund equal to the amount of such
                                           Claim as estimated by such
                                           Indemnified Party in the Claim
                                           Notice as such Claim Notice may be
                                           revised from time to time in
                                           accordance herewith or the portion
                                           thereof which is not disputed and
                                           the earnings thereon from the date
                                           such Claim Notice was delivered to
                                           Seller; and

                                  (B)      if Seller does dispute any Claim,
                                           within the time period herein
                                           provided, such Claim or portion
                                           thereof which Is disputed shall be
                                           resolved in accordance with the
                                           Purchase Agreement, which resolution
                                           shall constitute a Determination.

                          (ii) If the Claim Notice involves a third party action, then:

                                  (A) if Seller does not dispute any third party action within the time herein provided, such third party action shall be deemed to have resulted in a Determination in favor of the applicable Indemnified Party, and the applicable Indemnified Party will be entitled to be paid and/or direct that the third party asserting such third party action be paid, an amount out of the Escrow Fund equal to the amount of Indemnified costs actually incurred by the Indemnified Party in connection with such third party action and the earnings thereon from the date the applicable Claim Notice was delivered to Seller; and

                                  (B)      if Seller does dispute the third
                                           party action within the time herein
                                           provided, such dispute shall be
                                           limited to the issue of whether such
                                           third party action is indemnifiable
                                           under Article VI of the Purchase
                                           Agreement, and shall be resolved in
                                           accordance with the provisions
                                           thereof.  If such resolution is that
                                           the third party action is not
                                           indemnifiable, such resolution shall
                                           constitute a Determination.  If such
                                           resolution is that the third party
                                           action is indemnifiable, the
                                           determination shall be derived from
                                           the outcome of such third party
                                           action.





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                 (c)  From time to time after a Determination of a Claim
pursuant to Section 4.2(b), DSC may deliver to the Escrow Agent and Seller a certificate of an officer of DSC to the effect that (i) there has been a previous Determination with respect to such Claim, and (ii) as a result of such Determination the applicable Indemnified Party and/or third party is entitled to be paid a specified amount. Such certificate shall attach a copy of the invoice or other documentation supporting the amount of Indemnified costs to be paid. On the third business day after receipt of the notice from DSC, the Escrow Agent shall deliver to DSC, such other lndemnified Party and/or any person designated by DSC, an amount of Indemnified costs, if any, relating to such Claim payable to DSC or such other Indemnified Party pursuant to such notice or certificate plus an amount equal to the earnings thereon accrued from and after the date of the delivery of the Notice of Claim with respect to such Claim. Any payments out of the Escrow Fund, however, has to be confirmed and signed by the Seller.

         4.3     Claims Pending on Release Date.

         If there are pending Claims as of the Release Date, the Escrow Agent shall continue to hold in escrow amounts equal to the aggregate of all Pending Claim Amounts and Interest thereon until the earlier of (a) the Escrow Agent has actually received a written notice from DSC that there exist no further Indemnified costs in respect of such Claims or (b) Seller provides to DSC and the Escrow Agent a notice containing evidence that it is satisfactory to the Escrow Agent in its sole discretion that the Claim has been resolved (and describing the resolution) or the payment of all obligations of Seller for Indemnified Amounts with respect to any resolved claim.

         DSC covenants and agrees to provide prompt notice to the Escrow Agent once it has a reasonable basis to believe there exist no further Indemnified costs in respect of a Claim.

                                   ARTICLE V
                         INVESTMENT AND VOTING MATTERS

         5.1     Investments.

                 (a) Interest of any kind on or with respect to the assets comprising the Escrow Fund shall be payable to the Escrow Agent, to be held in escrow pursuant to this Agreement.

                 (b) At the direction of Seller pursuant to this Section 5.1(b), the Escrow Agent may invest cash within the Escrow Fund in one or more of the following: interest bearing current account in USD or DKK and/or time deposits in USD or DKK with Den Danske Bank.


                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon actual receipt, if delivered personally or by





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courier, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below. Account statements covering the Escrow Fund (account) will be submitted monthly from the Escrow Agent to the parties specified below:

                 (a)      If to DSC:

                          DSC Communications Corporation
                          1000 Coit Road
                          Plano, TX 75075-5813
                          Attention: Pete Waal

                          With a copy (which shall not constitute notice) to:

                          Baker & McKenzie
                          2001 Ross Avenue
                          Suite 4500
                          Dallas, TX 75201
                          Telecopier No.: 214/978-3099
                          Attention:  John Kendrick, Esq.

                          Mogens Gaarden
                          Pontoppidan, Philip & Partners
                          Vognmagergade 7
                          DK-1120
                          Copenhagen, Denmark
                          Telecopier: 45 33 13 56 43

                 (b)      If to the Seller:

                          NKT Holding A/S
                          NKT Alle 1.
                          DK-2605 Brondby
                          Denmark
                          Telecopier No.: 45 43 96 18 20
                          Attention: President and Chief Executive Officer

                          With copies to (which shall not constitute notice):

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Nerre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier: 45 33 15 25 55





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                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.: (804) 628-5566
                          Attention: Keith C. Cuthrell, Jr.

                 (c)      If to the Company:

                          NKT Elektronik A/S
                          NKT Alle 85
                          DK-2605 Brondby
                          Denmark
                          Telecopier No.: 45 43 63 13 20
                          Attention: President and Chief Executive Officer

                          With copies to, if such notice is prior to the Closing (which shall not constitute notice) to:

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Nerre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier 45 33 15 25 55

                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.: (804) 628-5566
                          Attention: Keith C.  Cuthrell, Jr.

                 (d)      If to the Escrow Agent:

                          Den Danske Bank
                          Holmens Kanal Branch
                          Corporate Services
                          Holmens Kanal 2 -12
                          1092 Copenhagen K
                          Denmark

or to such other address as any party may have furnished in writing the other parties in the manner provided above.

         6.2 Parties Bound. The provisions of this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, assigns,





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administrators, executors, and other legal Sellers.  In no event may Seller assign any of its rights, privileges, duties, or obligations hereunder. Any assignment in violation of the foregoing shall be null and void.

         6.3 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed collectively one agreement, but, in making proof hereof, it shall never be necessary to exhibit more than one such counterpart.

         6.4 Resignation and Termination. The Escrow Agent may resign as such by delivering written notice to such effect at least 30 days prior to the effective date of such resignation to Seller and DSC. Seller and DSC, acting jointly, may terminate the Escrow Agent from its position as such by delivering written notice to the Escrow Agent to such effect executed by Seller and DSC at least 30 days prior to the effective date of such termination (unless such termination is as a result of the Escrow Agent's breach of its obligations hereunder, in which case the effective date of such termination shall be any date specified in such notice by Seller and DSC). In the event of such resignation by or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between Seller and DSC and the Escrow Agent which has been so terminated or has so resigned shall promptly deliver to the successor Escrow Agent the entire Escrow Fund (together with copies of all records pertaining thereto) upon presentation of evidence reasonably satisfactory to it of the appointment and authorization of such successor Escrow Agent by Seller and DSC. From and after the appointment of a successor Escrow Agent pursuant to this Section 6.4, all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent.

         6.5 Entire Agreement; Modifications. This Agreement and the Purchase Agreement constitute the final, exclusive, and complete understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings, and discussions with respect thereto. This Agreement may be amended with the written agreement of the Escrow Agent, DSC, and Seller.

         6.6 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         6.7 Governing Law. This Agreement shall be governed by and enforceable under, and construed in accordance with, the Laws of Denmark, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

         6.8 Third Party Beneficiaries. Other than the Indemnified Parties, no individual, firm, corporation, partnership, or other entity shall be a third-party beneficiary of this Agreement.

         6.9 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and will not exclude any other remedies to which any party may be lawfully entitled.





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         6.10    Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         6.11 Waiver. The waiver by Seller of a breach of this Agreement by the Escrow Agent shall not constitute a waiver of any right or remedy Seller may have with respect to DSC under the Purchase Agreement, or hereunder. The waiver by DSC of a breach of this Agreement by the Escrow Agent shall not constitute a waiver of any right or remedy it may have with respect to Seller under the Purchase Agreement, or hereunder. No delay or failure on the part of any party hereto in exercising any right, power, or privilege under this Agreement or under any other agreement or instrument given or entered into in connection with or pursuant to this Agreement shall impair any such right, power, or privilege or be construed as a waiver of any event of default hereunder or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                 DSC COMMUNICATIONS CORPORATION


                                 By:   /s/ James L. Donald
                                    Name: James L. Donald
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer


                                 NKT HOLDING A/S


                                 By:  /s/ Knud Rasmussen/Gerhard Albrechtsen
                                    Name:  Knud Rasmussen/Gerhard Albrechtsen
                                    Title: Executive Director/Managing Director





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                                 NKT ELEKTRONIK A/S



                                 By:  /s/ Poul Friis/Gerhard Albrechtsen
                                    Name:  Poul Friis/Gerhard Albrechtsen
                                    Title: Managing Director/
                                             Chairman of the Board




                                 DEN DANSKE BANK
                                 11.11.1994


                                 By:  /s/ Allen Nedergaard/Torben With
                                    Name:  Allen Nedergaard/Torben With
                                    Title:





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